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        [THE NEW ENGLAND FINANCIAL METLIFE AFFILIATE LOGO APPEARS HERE]

September, 2000

TO OWNERS OF NEW ENGLAND VARIABLE ANNUITY FUND I CONTRACTS:

A Special Meeting of Contractholders of New England Variable Annuity Fund I (the "Fund") will be held on October 30, 2000. You are now being asked how shares of the Fund deemed attributable to your Contract should be voted at the Contractholders Meeting.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Contractholders Meeting. After reviewing this material, please follow the Telephone Voting Instructions or complete and execute the Proxy/Instruction Form and return it in the enclosed, postage-paid, self-addressed envelope. Your vote is important. Please give voting instructions as quickly as possible.

      SUPPLEMENT DATED SEPTEMBER 18, 2000 TO PROSPECTUS DATED MAY 1, 2000

THE CURRENT ADVISORY AGREEMENT BETWEEN THE FUND AND CAPITAL GROWTH MANAGEMENT LIMITED PARTNERSHIP ("CGM") WILL TERMINATE WHEN CGM'S PARENT COMPANY, NVEST COMPANIES, L.P. ("NVEST"), IS ACQUIRED BY A NEW PARENT COMPANY, CDC ASSET MANAGEMENT ("CDC AM"). THE BOARD OF MANAGERS IS PROPOSING THAT THE CONTRACTHOLDERS APPROVE A NEW ADVISORY AGREEMENT BETWEEN CGM AND THE FUND THAT IS SUBSTANTIALLY IDENTICAL TO THE CURRENT ADVISORY AGREEMENT AND THAT WILL TAKE EFFECT ONLY UPON THE ACQUISITION OF NVEST BY CDC AM. NVEST CURRENTLY EXPECTS THAT THE ACQUISITION WILL OCCUR DURING THE FOURTH QUARTER OF 2000. AFTER THE ACQUISITION, WHICH WILL OCCUR ONLY IF VARIOUS CONDITIONS ARE SATISFIED, CGM WILL NOT BE AFFILIATED WITH THE FUND (OTHER THAN PURSUANT TO THE NEW ADVISORY AGREEMENT) BECAUSE NEITHER CGM NOR NVEST (OR THEIR GENERAL PARTNERS OR OTHER AFFILIATES) WILL BE AFFILIATES OF NEW ENGLAND FINANCIAL OR METLIFE.

CONTRACTHOLDERS WILL BE NOTIFIED IF THE ACQUISITION DOES NOT OCCUR (IN WHICH CASE THE CURRENT ADVISORY AGREEMENT WILL REMAIN IN EFFECT) OR IF THE ACQUISITION OCCURS AND CONTRACTHOLDERS DO NOT VOTE TO APPROVE THE PROPOSED NEW ADVISORY AGREEMENT.

  [THE NEW ENGLAND FINANCIAL LIFE INSURANCE COMPANY ADDRESS LOGO APPEARS HERE]

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